Exhibit 99.1
Denver, Colorado — February 9, 2006
Apartment Investment and Management Company
Announces Fourth Quarter 2005 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced fourth quarter 2005 results including:
•	Net income was $15.0 million, compared with $72.3 million in the fourth quarter 2004. The $57.3 million decrease in net income was primarily a result of $53.4 million higher gains on property sales in 2004, related to both consolidated and unconsolidated properties. Earnings per share (EPS) was a loss of $0.07 on a diluted basis, compared with earnings of $0.53 in the fourth quarter 2004.

•	Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $57.3 million, or $0.60 per share, compared with $67.6 million, or $0.72 per share, in the fourth quarter 2004. FFO before impairment and preferred redemption charges was $57.2 million, also $0.60 per share. FFO includes a charge of $0.09 per share related to damage caused by Hurricane Wilma, which increased from the November 2005 estimate of $0.08 per share.

•	Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $38.8 million, or $0.41 per share, compared with $47.0 million, or $0.50 per share, in the fourth quarter 2004. AFFO includes deductions of $0.19 and $0.22 per share for capital replacement expenditures in the fourth quarter 2005 and fourth quarter 2004, respectively.
Diluted Per Share Results

	FOURTH QUARTER		FULL YEAR
	2005	2004	2005	2004
Earnings (loss) — EPS	($0.07)	$0.53	($0.18)	$1.88

Funds from operations — FFO	$0.60	$0.72	$2.48	$2.79

FFO before impairment and preferred redemption charges	$0.60	$0.72	$2.59	$2.93

Adjusted funds from operations — AFFO	$0.41	$0.50	$1.74	$2.19

Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Jennifer Martin, Vice President-Investor Relations 303.691.4440

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “Aimco enjoyed a successful fourth quarter on several fronts:
•	We served more customers, enjoying 94.6% occupancy for the quarter and realizing higher rents, which together produced a “Same Store” growth rate of 8.7%;

•	We received final approval to increase the density at Springhill Lake by 2,901 units, an increase from 2,899 to 5,800;

•	Aimco Capital earned record revenues and income;

•	We are delighted to have successfully resolved the SEC investigation.
We have a lot of momentum as we begin 2006, and I look forward to the year ahead.”
Chief Financial Officer Tom Herzog adds: “Our mid-point 2006 FFO projection of $2.89 is up 7% over 2005, after adjusting 2005 by $0.22 for impairment, preferred redemption and hurricane charges. Same Store NOI is projected to increase 7%, which assumes a 5.5% increase in revenue and a 3.5% increase in expenses. Projected revenue growth is driven primarily by (i) higher average occupancy, up 2.3% from the 2005 average; and (ii) rental rate increases, up 3.5% from 2005. Expenses are expected to rise with inflationary effects on salaries and services as well as higher rates for utilities, taxes & insurance, partially offset by lower year-over-year unit turnover costs.” Please refer to the 2006 Outlook on page 12 for further details.
Business Components — Conventional Operations and Aimco Capital
CONVENTIONAL REAL ESTATE OPERATIONS — Conventional real estate operations include Aimco’s diversified portfolio of market rate apartment communities. At the end of the fourth quarter 2005, this portfolio had 526 properties with 151,613 units in which Aimco had a weighted average ownership of 81%. During the fourth quarter 2005, conventional real estate operations generated net operating income of $159.9 million.
“Same Store” Results
The Same Store portfolio is a sub-set of total conventional properties (see the Glossary). In the fourth quarter 2005, the Same Store portfolio included 464 communities with 109,136 effective units based on Aimco’s weighted average ownership of 82% (see Supplemental Schedules 6a through 7).
Comparing Same Store results in the fourth quarter 2005 with the fourth quarter 2004, total revenue increased $17.2 million, or 7.0%. The increase in revenue was generated by: higher occupancy, up 370 basis points from 90.9% to 94.6%; higher average rent, up $17 per unit, or 2.3%, from $752 per unit to $769 per unit; and lower bad debt, down $1.9 million. Same Store expenses of $114.1 million increased by $5.4 million, or 5.0%, compared with the fourth quarter 2004. Increased expenses were primarily due to: $3.4 million increased utility costs driven by higher natural gas rates up 45%, as well as higher water and electricity rates; $1.4 million increased payroll and benefits; and $0.8 million increased turnover costs related to a greater number of turned units; all partially offset by lower repairs and maintenance. Same Store portfolio net operating income was $147.5 million for the fourth quarter 2005, up 8.7% from the fourth quarter 2004.

Same Store Operating Results

	FOURTH QUARTER					FULL YEAR
	Year-over-year			Sequential
	2005	2004	Variance	3rd Qtr	Variance	2005	2004	Variance
Same Store Operating Measures

(1) Average Physical Occupancy	94.6%	90.9%	370 bp	93.3%	130 bp	92.2%	89.3%	290 bp

Average Rent Per Unit	$769	$752	2.3%	$767	0.3%	$762	$746	2.1%

Total Same Store

Revenue	$261.6	$244.4	7.0%	$258.2	1.3%	$999.4	$941.7	6.1%

(2) Expenses	(114.1)	(108.7)	5.0%	(117.0)	-2.4%	(443.1)	(418.2)	6.0%

NOI ($mm)	$147.5	$135.7	8.7%	$141.2	4.5%	$556.3	$523.5	6.3%
(1)	As of the first quarter 2005, Aimco’s reported occupancy represents the weighted average daily occupancy for the quarter. Comparable prior periods have been calculated accordingly. Previously, reported occupancy was as of the end of the month and average occupancy for a quarter was the arithmetic average of the three, month-end occupancies.
(2)	In the fourth quarter 2005, Same Store expenses included a $367,000 charge related to Hurricane Wilma. Deducting the effect of this charge, Same Store expenses and NOI would have shown a variance 4Q05 versus 4Q04 of 4.7% and 8.9%, respectively.
Comparing Same Store results on a sequential basis, total revenue increased $3.4 million in the fourth quarter 2005 compared with the third quarter 2005, driven primarily by a 130 basis point increase in occupancy and a 0.3% increase in rental rate. Expenses decreased $2.9 million, primarily due to lower unit turnover costs due to stable occupancy, lower marketing costs and lower property taxes, all partially offset by higher utilities costs. Net operating income increased $6.3 million, or 4.5%, on a sequential basis.
Comparing the full year 2005 with 2004, Same Store revenue increased $57.7 million, or 6.1%, from $941.7 million to $999.4 million reflecting a 290 basis point increase in occupancy and a 2.1% increase in rental rates. Same Store expenses increased $24.9 million or 6.0% primarily due to higher personnel, utilities and property tax expenses. Same Store NOI increased $32.8 million, or 6.3%.
CORE PROPERTIES — Core properties (defined in the Glossary) offer the potential for long-term growth at higher rates of return. In the fourth quarter 2005, Aimco reduced its core markets from 38 to 27, with core operations focused in markets located predominantly in coastal states as well as the Rocky Mountain region and Chicago. Markets moved from core to non-core include certain Texas and Midwest markets where the average four-year growth rate is projected below the core average of 3.3%. In the fourth quarter 2005, core properties accounted for 72% of conventional operations net operating income. The core properties portfolio had better operating characteristics than non-core properties (defined in the Glossary). Core property average rent was $974 per month and average occupancy was 94.1% compared with non-core, which had average monthly rent of $612 and average occupancy of 93.2%.
UNIVERSITY COMMUNITIES — Aimco’s University Communities portfolio includes 15 properties with 4,443 units after completing the sale of five properties in the fourth quarter. Aimco seeks to own properties in close proximity to major universities. In the fourth quarter 2005, University Communities had average occupancy of 95.7% and average rent of $733.
AIMCO CAPITAL — Aimco is among the largest owners and operators of affordable properties in the United States. Aimco Capital has been organized to oversee Aimco’s affordable property operations, asset management and transactional activities, and is led by a management team dedicated to this sector.
Affordable Property Operations
At the end of the fourth quarter 2005, Aimco’s owned affordable portfolio included 357 properties with 42,204 units in which Aimco had an average ownership of 40%. During the fourth quarter 2005, affordable property operations generated net operating income of $18.2 million and property management net operating income of $2.0 million. On a year-over-year basis, fourth quarter average month-end occupancy for the owned and managed portfolio increased 170 basis points from 94.8% to 96.5%, and average rent per unit increased 4.1% from $655 to $682 per unit.
Affordable Asset Management and Transactional Activity
Aimco Capital generates activity fees from transactions (including tax credit redevelopments, syndications, dispositions, refinancings and partnership promotes), and asset management income from the financial management of affordable real estate partnerships. Aimco Capital activity fee and asset management net operating income was $8.3 million in the fourth quarter 2005 compared with $3.9 million in the fourth quarter 2004. For the full year 2005, Aimco Capital generated net operating income of $72.2 million from property operations, $10.3 million from property management and $22.6 from activity and asset management compared with $81.1 million, $16.3 million and $18.9 million, respectively, in 2004. Lower net operating income from property operations and property management in 2005 compared with 2004 is primarily due to the sale of 47 affordable properties during 2005.
Portfolio Management and Redevelopment Activity
Acquisitions — Aimco did not acquire any properties in the fourth quarter 2005. For the full year 2005, Aimco purchased seven properties including 1,526 units for a total purchase price of $352 million, plus one property for which the purchase price was not disclosed. Acquired properties are located in New York, New Jersey and California and have average rents of $2,068 per month. The Palazzo East property located in the Mid-Wilshire area of Los Angeles continues to lease-up and reached 79% occupancy at the end of January. See Supplemental Schedule 8 for additional information on acquisition activity.
During the fourth quarter 2005, Aimco also purchased for an aggregate of $3.6 million additional limited partnership interests in 30 partnerships that own 91 properties. For 2005, Aimco purchased for an aggregate of $52.7 million limited partnership interests in 84 partnerships that own 153 properties.
Dispositions — Non-core sales: Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria and are typically located in markets that Aimco seeks to exit. These properties are considered non-core and Aimco seeks to hold them over the intermediate term.
In the fourth quarter 2005, Aimco sold 39 non-core conventional properties and 14 affordable properties with 8,618 and 2,146 units, respectively, for $437 million in gross proceeds (Aimco share $323 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $131 million. For the year 2005, Aimco sold 71 conventional properties and 47 affordable properties for gross proceeds of $960 million (Aimco share $726 million) and exited nine markets. Since identifying non-core properties in January 2003, Aimco has sold 190 non-core conventional properties for $1.9 billion in gross proceeds and reduced the number of conventional markets from nearly 100 to 59, and Aimco Capital has sold 140 non-core affordable properties for gross proceeds of $608 million. See Supplemental Schedule 8 for additional information on disposition activity.
Gain on Dispositions — Aimco’s property dispositions resulted in total gains on dispositions of real estate (including gains related to sales of unconsolidated entities and other and gains within discontinued operations net of related taxes), of $26.3 million for the fourth quarter 2005, compared with gains of $78.6 million for the fourth quarter 2004. For the year 2005, net gains totaled $117.4 million compared with 2004 at $302.6 million.
REDEVELOPMENT ACTIVITY — Aimco continues to expand its redevelopment activity. At year-end, Aimco’s Redevelopment and Construction Services groups had 59 projects in various stages of redevelopment, including 37 conventional projects and 22 affordable projects. During the fourth quarter 2005, redevelopment expenditures totaled $63.0 million (Aimco share $41.8 million) as Aimco completed nine new conventional projects and initiated four new conventional projects. During 2005, Aimco’s redevelopment program included the completion of interior upgrades or new construction on 2,188 conventional units of which 1,687 were leased at year-end for an estimated 33% increase in rent from prior rates. Further information on redevelopment projects is provided in Supplemental Schedule 10.

ENTITLEMENT ACTIVITY — Aimco has additional development opportunities tied to successful property re-entitlement activity. During the fourth quarter, Aimco received final approval for the Springhill Lake conceptual site plan, including increasing the density of the property from 2,899 to 5,800 units. Aimco currently has 27 active entitlement projects.
Additional Financial Information
PROPERTY MANAGEMENT INCOME — Income from property management is generated from the management of properties in which Aimco has unconsolidated interests. Property management net operating income was $4.2 million in the fourth quarter 2005 compared with $4.0 million in the fourth quarter 2004. For the year 2005 property management income was $17.2 million compared with $22.7 million in 2004. Property management net operating income declined due to sales of unconsolidated properties and increased ownership resulting in consolidation.
ACTIVITY FEE AND ASSET MANAGEMENT INCOME — Activity fees are generated from transactional activities (including tax credit redevelopments, syndications, dispositions, refinancings and partnership promotes) and are earned primarily by Aimco Capital. Asset management income is earned by Aimco Capital from the financial management of partnerships, rather than property management of day-to-day operations. Activity fee and asset management net operating income from both conventional and Aimco Capital operations was $11.7 million in the fourth quarter 2005 compared with $7.9 million in the fourth quarter 2004. For the year 2005, fee and asset management income was $26.7 million compared with $23.0 million in 2004. The amount of this net operating income may vary each quarter depending upon the nature and timing of transactional activity.
Aimco received $3.1 million in “promote distributions” from an unconsolidated partnership. This income reflects provisions within the partnership agreement that reward the general partner for achieving financial returns to the limited partners in excess of established targets.
INTEREST INCOME — Interest income was $9.3 million for the fourth quarter 2005, an increase of $2.0 million compared with the fourth quarter 2004 primarily due to increased interest rates received on general partner loans and cash balances. Interest income in the fourth quarter 2005 benefited from transaction related accretion income of $0.7 million versus $1.6 million in the fourth quarter 2004. Interest income was generated primarily from notes receivable totaling $201.0 million at December 31, 2005 and from interest-bearing accounts.
DEBT ACTIVITY — During the fourth quarter 2005, Aimco closed 31 mortgage loans. Total proceeds were $290.3 million at a weighted average interest rate of 5.97%. After repayment of existing property debt, transaction costs and distributions to limited partners totaling $224.8 million, Aimco’s share of net proceeds was $65.5 million. For the year 2005, Aimco closed 91 mortgage loans totaling $971.5 million at an average rate of 5.06%. This included the refinancing of loans totaling $415.2 with prior rates averaging 7.33%.
At year-end 2005, Aimco’s corporate debt balance was $617.0 million at an average interest rate of 6.21%. The balance on Aimco’s revolving credit facility totaled $217 million, leaving $208.3 million (after $24.7 million in outstanding letters of credit) in available capacity. Please refer to Schedule 5 of the Supplemental Information for more detail on debt activity.
As of December 31, 2005, Aimco had $6.3 billion total consolidated debt outstanding of which $2.0 billion was floating rate. The floating rate debt included $617 million corporate debt, $668 million floating rate secured notes and $726 million of tax-exempt bonds.
INTEREST EXPENSE — Consolidated interest expense was $95.0 million for the fourth quarter 2005, an increase of $10.5 million from $84.5 million in the fourth quarter 2004. The increase in interest expense was primarily the result of: (i) $8.0 million due to increased interest rates on variable rate debt and increased debt balances; and (ii) $2.5 million due to increased debt balances primarily associated with acquisition and newly consolidated properties. For the year 2005, consolidated interest expense was $367.9 million, up $25.8 million from 2004. The increase was primarily the result of (i) $21.0 million due to increased debt balances (ii) $12.3 million due to increased rates on variable rate debt and other items; partially offset by (iii) $8.5 million higher capitalized interest due to increased redevelopment activity.

G&A — General and administrative expenses for the fourth quarter 2005 of $27.2 million were up $3.7 million compared with $23.5 million in the fourth quarter 2004. The year-over-year increase is primarily due to increased compensation related to increased staffing levels, recruiting fees and higher health care costs. For the year 2005, general and administrative expenses were $92.9 million compared with $77.5 million in 2004, with the increase similarly the result of increased compensation and benefits.
Outlook
For the first quarter 2006, FFO is forecast in a range from $0.64 to $0.68 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $0.47 to $0.51 per share.
For the full year 2006, FFO is forecast in a range from $2.81 to $2.97 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $2.18 to $2.34 per share. Please refer to the Outlook Schedule for more detail on the first quarter and full year 2006, which follows the Consolidated Financial Statements in this release.
Dividends on Common Stock
As announced on December 28, 2005, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended December 31, 2005, payable on January 31, 2006 to stockholders of record on December 31, 2005. The dividend represents 146% of AFFO (diluted) and 100% of FFO (diluted), on a per share basis, and a 6.3% annualized yield based on the $37.87 closing price of Aimco’s Class A Common Stock on December 30, 2005.
Earnings Conference Call
Please join Aimco management for the Fourth Quarter 2005 earnings conference call to be held Thursday, February 9, 2006 at 2:00 p.m. Eastern Time. You may join the conference call through an Internet audiocast via Aimco’s Website at http://www.aimco.com/CorporateInformation/About/Financial/4Q2005 then click on the Webcast link. Alternatively, you may join the conference call via telephone by dialing 800-510-9834, or 617-614-3669 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and indicate that you wish to join the Apartment Investment and Management Company Fourth Quarter 2005 earnings conference call. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 888-286-8010 (617-801-6888 for international callers) and using pass-code 89550417.
Supplemental Information
The Supplemental Information referenced in this release is available at Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/4Q2005 or by calling Investor Relations at 303-691-4350.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of first quarter and full year 2006 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2004 and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 21 regional operating centers. Aimco, through its subsidiaries, operates 1,370 properties, including approximately 240,000 apartment units, and serves approximately one million residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
REVENUES:
Rental and other property revenues	$380,382	$343,120	$1,459,646	$1,308,815
Property management revenues, primarily from affiliates	5,844	6,429	24,528	32,461
Activity fees and asset management revenues, primarily from affiliates	14,634	10,420	37,349	34,801

Total revenues	400,860	359,969	1,521,523	1,376,077

EXPENSES:
Property operating expenses	187,527	167,874	705,505	632,512
Property management expenses	1,629	2,462	7,292	9,789
Activity and asset management expenses	2,932	2,503	10,606	11,802
Depreciation and amortization	105,678	94,556	412,075	340,536
General and administrative expenses	27,221	23,481	92,918	77,501
Other expenses (income), net	(816)	4,071	(6,314)	1,870

Total expenses	324,171	294,947	1,222,082	1,074,010

Operating income	76,689	65,022	299,441	302,067

Interest income	9,284	7,268	31,451	32,310
Recovery of losses on notes receivable	13	3,538	1,365	1,765
Interest expense	(94,993)	(84,514)	(367,860)	(342,059)
Deficit distributions to minority partners	(5,942)	(3,201)	(11,952)	(17,865)
Equity in earnings (losses) of unconsolidated real estate partnerships	(1,267)	1,901	(3,139)	(1,768)
Impairment losses related to real estate partnerships	(4,411)	(1,110)	(6,120)	(3,426)
Gain on dispositions of real estate related to unconsolidated entities and other	3,176	27,863	16,489	69,241

Income (loss) before minority interests, discontinued operations and cumulative effect of change in accounting principle	(17,451)	16,767	(40,325)	40,265

Minority interests:
Minority interest in consolidated real estate partnerships	(1,505)	9,304	6,581	16,922
Minority interest in Aimco Operating Partnership, preferred [a]	(1,802)	(1,950)	(7,226)	(7,858)
Minority interest in Aimco Operating Partnership, common [a]	4,240	167	13,073	4,646

Total minority interests	933	7,521	12,428	13,710

Income (loss) from continuing operations	(16,518)	24,288	(27,897)	53,975
Income from discontinued operations, net [b]	31,550	47,987	98,879	213,479

Income before cumulative effect of change in accounting principle	15,032	72,275	70,982	267,454

Cumulative effect of change in accounting principle	—	—	—	(3,957)

Net income	15,032	72,275	70,982	263,497

Net income attributable to preferred stockholders	21,693	22,497	87,948	88,804

Net income (loss) attributable to common stockholders	$(6,661)	$49,778	$(16,966)	$174,693

Weighted average number of common shares outstanding	94,282	93,347	93,894	93,118

Weighted average number of common shares and common share equivalents outstanding	94,282	93,678	93,894	93,118

Earnings (loss) per common share — basic:
Income (loss) from continuing operations (net of income attributable to preferred stockholders)	$(0.41)	$0.02	$(1.23)	$(0.37)
Income from discontinued operations	0.34	0.51	1.05	2.29
Cumulative effect of change in accounting principle	—	—	—	(0.04)

Net income (loss) attributable to common stockholders	$(0.07)	$0.53	$(0.18)	$1.88

Earnings (loss) per common share — diluted:
Income (loss) from continuing operations (net of income attributable to preferred stockholders)	$(0.41)	$0.02	$(1.23)	$(0.37)
Income from discontinued operations	0.34	0.51	1.05	2.29
Cumulative effect of change in accounting principle	—	—	—	(0.04)

Net income (loss) attributable to common stockholders	$(0.07)	$0.53	$(0.18)	$1.88

GAAP Income Statements
Notes to Consolidated Statements of Income

[a]	The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure

[b]	Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Rental and other property revenue	$11,417	$39,142	$99,332	$199,722
Property operating expense	(8,279)	(22,059)	(56,263)	(98,637)
Other (expenses) income, net	(506)	(1,044)	(1,703)	(1,788)
Depreciation and amortization	(3,605)	(8,785)	(22,789)	(42,194)
Interest expense	(2,909)	(8,973)	(22,371)	(48,119)
Interest income	44	77	292	315
Minority interest in consolidated real estate partnerships	457	1,365	1,499	(102)

Income (loss) from operations	(3,381)	(277)	(2,003)	9,197

Gain on dispositions of real estate, net of minority partners’ interest	24,758	53,470	105,417	249,376
Recovery of impairment losses (impairment losses) on real estate assets sold or held for sale	4,559	2,653	(3,836)	(7,289)
Recovery of deficit distributions to minority partners	10,746	656	14,941	3,722
Income tax arising from disposals	(1,632)	(2,780)	(4,481)	(16,015)
Minority interest in Aimco Operating Partnership	(3,500)	(5,735)	(11,159)	(25,512)

Income from discontinued operations	$31,550	$47,987	$98,879	$213,479

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	December 31, 2005	December 31, 2004
ASSETS
Buildings and improvements	$8,690,782	$7,984,874
Land	2,299,039	2,090,737
Accumulated depreciation	(2,238,114)	(1,847,160)

TOTAL REAL ESTATE	8,751,707	8,228,451
Cash and cash equivalents	161,730	105,343
Restricted cash	284,834	289,135
Accounts receivable	57,479	75,044
Accounts receivable from affiliates	43,070	39,216
Deferred financing costs	67,498	68,175
Notes receivable from unconsolidated real estate partnerships	177,218	165,289
Notes receivable from non-affiliates	23,760	31,716
Investment in unconsolidated real estate partnerships	167,799	207,839
Other assets	216,863	243,317
Deferred tax asset, net	9,835	—
Assets held for sale	54,958	618,716

TOTAL ASSETS	$10,016,751	$10,072,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,076,569	$1,101,225
Secured notes payable	4,590,674	4,133,887
Mandatorily redeemable preferred securities	—	15,019
Term loans	400,000	300,000
Credit facility	217,000	68,700

TOTAL INDEBTEDNESS	6,284,243	5,618,831
Accounts payable	34,381	34,663
Accrued liabilities and other	421,225	400,974
Deferred income	47,138	43,808
Security deposits	38,789	35,070
Deferred income taxes payable, net	—	20,139
Liabilities related to assets held for sale	39,464	426,755

TOTAL LIABILITIES	6,865,240	6,580,240

Minority interest in consolidated real estate partnerships	217,679	211,804
Minority interest in Aimco Operating Partnership	217,729	272,037

STOCKHOLDERS’ EQUITY Class A Common Stock	957	949
Additional paid-in capital	3,105,961	3,070,073
Perpetual preferred stock	860,250	891,500
Convertible preferred stock	150,000	150,000
Distributions in excess of earnings	(1,350,899)	(1,047,897)
Unearned restricted stock	(24,255)	(19,740)
Notes due on common stock purchases	(25,911)	(36,725)

TOTAL STOCKHOLDERS’ EQUITY	2,716,103	3,008,160

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,016,751	$10,072,241

GAAP Statements of Cash Flows
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended	Year Ended
	December 31, 2005	December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$70,982	$263,497
Depreciation and amortization	412,075	340,536
Adjustments to net income from discontinued operations	(84,073)	(178,001)
Other adjustments to reconcile net income	(15,177)	(43,239)
Changes in operating assets and liabilities	(28,258)	(17,270)

Net cash provided by operating activities	355,549	365,523

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(243,996)	(280,002)
Capital expenditures	(443,882)	(301,937)
Proceeds from dispositions of real estate	718,434	971,568
Change in funds held in escrow from tax-free exchanges	(4,571)	5,489
Cash from newly consolidated properties	4,186	14,765
Purchases of non-real estate related corporate assets	(14,405)	(28,270)
Purchases of general and limited partnership interests and other assets	(111,372)	(104,441)
Originations of notes receivable from unconsolidated real estate partnerships	(38,336)	(76,157)
Proceeds from repayment of notes receivable	28,556	79,599
Cash paid in connection with merger and acquisition related costs	(6,910)	(15,861)
Distributions received from investments in unconsolidated real estate partnerships	57,706	72,160
Other investing activities	4,629	—

Net cash (used in) provided by investing activities	(49,961)	336,913

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured notes payable borrowings	721,414	501,611
Principal repayments on secured notes payable	(735,816)	(728,084)
Proceeds from tax-exempt bond financing	—	69,471
Principal repayments on tax-exempt bond financing	(78,648)	(188,577)
Net borrowings on term loans and revolving credit facility	248,300	(66,687)
Proceeds from other borrowings	—	38,871
Redemption of mandatorily redeemable preferred securities	(15,019)	(98,875)
Proceeds from issuance of preferred stock	—	359,672
Redemption of preferred stock	(31,250)	(186,093)
Repurchase of Class A Common Stock, redemption of OP Units and warrant purchase	(4,503)	(18,410)
Payment of Class A Common Stock dividends	(226,815)	(225,903)
Payment of preferred stock dividends	(86,582)	(83,984)
Contributions from minority interest	34,990	44,292
Payment of distributions to minority interest	(78,739)	(119,056)
Other financing activities	3,467	(9,773)

Net cash used in financing activities	(249,201)	(711,525)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	56,387	(9,089)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	105,343	114,432

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$161,730	$105,343

Outlook and Forward Looking Statement
First Quarter and Full Year 2006
(unaudited)
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of first quarter and full year 2006 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2004 and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

	First Quarter 2006	Full Year 2006
GAAP Earnings per share (1)	-$0.33 to -$0.29	-$1.01 to -$0.85
Add: Depreciation and other	$0.97	$3.82
FFO per share (2)	$0.64 to $0.68	$2.81 to $2.97
AFFO per share	$0.47 to $0.51	$2.18 to $2.34

2006 Same Store Operating Assumptions:

Weighted average daily occupancy	94% to 95%	94% to 95%
NOI change — sequential	-3% to -2%
NOI change — 2006 vs. 2005		6.5% to 7.5%

Gross dispositions (3)		$750M to $950M	(Aimco Share $575M — $700M)

Gross acquisitions (4)		$20M to $30M

(1)	Aimco’s earnings per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or redemption related preferred stock issuance charges.

(2)	FFO per share represents FFO before impairments and redemption related preferred stock issuance charges.

(3)	Aimco anticipates gross sales proceeds of $750 to $950 million for 2006 ($565 to $675 million related to conventional properties and $185 to $275 million related to affordable properties). Aimco share of proceeds is expected to be $575 to $700 million ($499 to $586 million related to conventional properties and $76 to $114 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $300 to $400 million ($250 to $325 million related to conventional properties and $50 to $75 million related to affordable properties).

(4)	Gross acquisitions include property acquisitions and limited partnership acquisitions.

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income (loss) attributable to common stockholders [a]	$(6,661)	$49,778	$(16,966)	$174,693
Adjustments:
Depreciation and amortization [b]	105,678	94,556	412,075	340,536
Depreciation and amortization related to non-real estate assets	(5,109)	(4,868)	(17,700)	(18,349)
Depreciation of rental property related to minority partners’ interest [c]	(7,012)	(10,616)	(37,389)	(40,581)
Depreciation of rental property related to unconsolidated entities	5,034	5,244	20,661	22,360
Gain on dispositions of real estate related to unconsolidated entities and other	(3,176)	(27,863)	(16,489)	(69,241)
Gain on dispositions of non-depreciable assets	31	3,522	2,481	38,977
Deficit distributions to minority partners [d]	5,942	3,201	11,952	17,865
Cumulative effect of change in accounting principle	—	—	—	3,957
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [c]	(24,758)	(53,470)	(105,417)	(249,376)
Depreciation of rental property, net of minority partners’ interest [c]	3,429	8,036	20,280	37,946
Recovery of deficit distributions to minority partners [d]	(10,746)	(656)	(14,941)	(3,722)
Income tax arising from disposals	1,632	2,780	4,481	16,015
Minority interest in Aimco Operating Partnership’s share of above adjustments	(7,004)	(2,054)	(28,381)	(10,289)
Preferred stock dividends	21,693	21,194	86,825	85,315
Redemption related preferred stock issuance costs	—	1,303	1,123	3,489

Funds From Operations	78,973	90,087	322,595	349,595
Preferred stock dividends	(21,693)	(21,194)	(86,825)	(85,315)
Redemption related preferred stock issuance costs	—	(1,303)	(1,123)	(3,489)
Dividends/distributions on dilutive preferred securities	64	41	168	2,798

Funds From Operations Attributable to Common Stockholders — Diluted	$57,344	$67,631	$234,815	$263,589
Impairment losses related to real estate partnerships [e]	4,411	1,110	6,120	3,426
(Recovery of impairment losses) impairment losses on real estate assets sold or held for sale [e]	(4,559)	(2,653)	3,836	7,289
Redemption related preferred stock issuance costs [f]	—	1,303	1,123	3,489
Minority interest in Aimco Operating Partnership’s share of above adjustments	26	38	(1,123)	(1,516)
Dividends/distributions on non-dilutive preferred securities	—	—	64	1,158

Funds From Operations Attributable to Common Stockholders — Diluted (excluding impairment losses and redemption related preferred stock issuance costs):	57,222	67,429	244,835	277,435
Capital Replacements	(20,320)	(22,824)	(89,660)	(77,241)
Minority interest in Aimco Operating Partnership’s share of above adjustments	1,997	2,389	9,092	8,244
Dividends/distributions on non-dilutive preferred securities	(64)	(41)	(232)	(3,820)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$38,835	$46,953	$164,035	$204,618

Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	94,729	93,678	94,465	93,252
Dilutive preferred securities	111	74	74	1,106

	94,840	93,752	94,539	94,358

Funds From Operations (excluding impairment losses and redemption related preferred stock issuance costs):
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	94,729	93,678	94,465	93,252
Dilutive preferred securities	111	74	100	1,468

	94,840	93,752	94,565	94,720

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	94,729	93,678	94,465	93,252
Dilutive preferred securities	—	—	—	72

	94,729	93,678	94,465	93,324

Per Share:
Funds From Operations — Diluted	$0.60	$0.72	$2.48	$2.79
Funds From Operations — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$0.60	$0.72	$2.59	$2.93
Adjusted Funds From Operations — Diluted	$0.41	$0.50	$1.74	$2.19
Dividends Declared [h]	$1.20	$0.60	$3.00	$2.40

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations

[a]	Represents Aimco’s numerator for earnings per common share calculated in accordance with GAAP.

[b]	Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.

[c]	“Minority partners’ interest,” means minority interest in our consolidated real estate partnerships.

[d]	In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.

[e]	On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three months ended December 31, 2005 includes $0.1 million of net impairment recoveries and the year ended December 31, 2005 includes $10.0 million of net impairment losses. FFO for the three months ended December 31, 2004 includes $1.5 million of net impairment recoveries and the year ended December 31, 2004 includes $10.7 million of net impairment losses.

[f]	In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the three months and year ended December 31, 2005 includes issuance costs of zero and $1.1 million, respectively, and FFO for the three months and year ended December 31, 2004 includes issuance costs of $1.3 million and $3.5 million, respectively.

[g]	Represents Aimco’s denominator for earnings per common share — diluted calculated in accordance with GAAP plus additional common share equivalents that are dilutive for FFO/AFFO.

[h]	On December 28, 2005 Aimco’s Board of Directors declared a quarterly dividend of $0.60 per share for the quarter ended December 31, 2005. The dividend was paid on January 31, 2006 to shareholders of record on December 31, 2005. Aimco’s Board of Directors declared the dividend a month early in order to offset gains from 2005 property sales otherwise subject to REIT excise tax. Dividends paid in the quarter ended December 31, 2005 were $0.60 per share and in the year ended December 31, 2005 were $2.40 per share.

Supplemental Schedule 2(a)
Business Component Proportionate Income Statement Presentation
For the Three Months Ended December 31, 2005
(in thousands)
(unaudited)

				Total				Total
		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners'	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenue:
Rental and other property revenues:
Same store properties (1)(2)	$295,812	$5,700	$(39,901)	$261,611	$261,611	$—	$—	$261,611
Acquisition properties (1)	13,012	1,396	—	14,408	14,408	—	—	14,408
Redevelopment properties (1)	28,092	—	(3,804)	24,288	24,288	—	—	24,288
Disposition properties (3)	—	371	—	371	371	—	—	371
Other properties (1)	8,047	1,169	(1,062)	8,154	8,154	—	—	8,154
Affordable properties (1)	35,419	10,884	(9,021)	37,282	—	37,282	—	37,282

Total rental and other property revenues	380,382	19,520	(53,788)	346,114	308,832	37,282	—	346,114
Property management revenues, primarily from affiliates	5,844	(987)	—	4,857	1,616	3,241	—	4,857
Activity fees and asset management revenues, primarily from affiliates	14,634	—	—	14,634	3,419	11,215	—	14,634

Total revenues	400,860	18,533	(53,788)	365,605	313,867	51,738	—	365,605

Expense:
Property operating expenses:
Same store properties (2)	130,761	2,712	(19,899)	113,574	113,574	—	—	113,574
Acquisition properties	,447	573	—	7,020	7,020	—	—	7,020
Redevelopment properties	12,795	—	(1,995)	10,800	10,800	—	—	10,800
Disposition properties	—	296	—	296	296	—	—	296
Other properties	5,214	984	(483)	5,715	5,715	—	—	5,715
Affordable properties	18,067	5,247	(4,200)	19,114	—	19,114	—	19,114
Casualties	6,401	(84)	23	6,340	6,398	(58)	—	6,340
Property management expenses (consolidated properties)	7,842	—	(2,674)	5,168	5,167	1	—	5,168

Total property operating expenses	187,527	9,728	(29,228)	168,027	148,970	19,057	—	168,027
Property management expenses (unconsolidated and third party properties)	1,629	—	—	1,629	398	1,231	—	1,629
Activity and asset management expenses	2,932	—	—	2,932	—	2,932	—	2,932
Depreciation and amortization	105,678	5,034	(7,012)	103,700	90,935	12,765	—	103,700
General and administrative expenses	27,221	—	—	27,221	12,467	4,471	10,283	27,221
Other expenses (income), net	(816)	424	(2,300)	(2,692)	(1,021)	(1,671)	—	(2,692)

Total expenses	324,171	15,186	(38,540)	300,817	251,749	38,785	10,283	300,817

Operating income	76,689	3,347	(15,248)	64,788	62,118	12,953	(10,283)	64,788
Interest income:
General partner loan interest	5,444	—	—	5,444	3,962	1,482	—	5,444
Money market and interest bearing accounts	3,132	372	(591)	2,913	1,040	754	1,119	2,913
Accretion on discounted notes receivable	708	—	—	708	49	659	—	708

Total interest income	9,284	372	(591)	9,065	5,051	2,895	1,119	9,065
Recovery of losses on notes receivable	13	—	—	13	12	1	—	13
Interest expense:
Property debt (primarily non-recourse)	(88,949)	(5,016)	14,826	(79,139)	(72,791)	(6,348)	—	(79,139)
Lines of credit	(11,527)	—	—	(11,527)	—	—	(11,527)	(11,527)
Capitalized interest	5,483	30	(492)	5,021	4,684	337	—	5,021

Total interest expense	(94,993)	(4,986)	14,334	(85,645)	(68,107)	(6,011)	(11,527)	(85,645)
Deficit distributions to minority partners	(5,942)	—	—	(5,942)	(5,859)	(83)	—	(5,942)
Equity in losses of unconsolidated real estate partnerships	(1,267)	1,267	—	—	—	—	—	—
Impairment losses related to real estate partnerships	(4,411)	—	—	(4,411)	(2,270)	(2,141)	—	(4,411)
Gain on dispositions of real estate related to unconsolidated entities and other	3,176	—	—	3,176	2,212	964	—	3,176

Income (loss) before minority interests, discontinued operations and cumulative effect of change in accounting principle	(17,451)	—	(1,505)	(18,956)	(6,843)	8,578	(20,691)	(18,956)
Minority interests:
Minority interest in consolidated real estate partnerships	(1,505)	—	1,505	—	—	—	—	—
Minority interest in Aimco Operating Partnership	2,438	—	—	2,438	1,531	(1,919)	2,826	2,438

Total minority interests	933	—	1,505	2,438	1,531	(1,919)	2,826	2,438

Income (loss) from continuing operations	(16,518)	—	—	(16,518)	(5,312)	6,659	(17,865)	(16,518)
Income from discontinued operations, net	31,550	—	—	31,550	31,471	79	—	31,550

Net income	$15,032	$—	$—	$15,032	$26,159	$6,738	$(17,865)	$15,032

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

(3)	Includes unconsolidated properties that were sold during the period. Consolidated properties that have sold or have been classified as held for sale are included within income from discontinued operations.

Supplemental Schedule 2(a)
Business Component Proportionate Income Statement Presentation
For the Three Months Ended December 31, 2005
(in thousands)
(unaudited)

	Total				Total
	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:

Net income (see above)	$15,032	$26,159	$6,738	$(17,865)	$15,032

Proportionate share of depreciation and amortization	103,700	90,935	12,765	—	103,700
Depreciation and amortization related to non-real estate assets	(5,109)	(3,416)	(1,693)	—	(5,109)
Deficit distributions to minority partners	5,942	5,859	83	—	5,942
Gain on dispositions of real estate related to unconsolidated entities and other	(3,176)	(2,212)	(964)	—	(3,176)
Gain on dispositions of non-depreciable assets	31	31	—	—	31
Discontinued operations	(30,443)	(29,399)	(1,044)	—	(30,443)
Minority interest in Aimco Operating Partnership’s share of adjustments	(7,004)	(6,101)	(903)	—	(7,004)
Preferred stock dividends	(21,693)	—	—	(21,693)	(21,693)
Dividends/distributions on dilutive preferred securities	64	—	—	64	64

FFO Attributable to Common Stockholders — Diluted	57,344	81,856	14,982	(39,494)	57,344

Capital Replacements	(20,320)	(17,980)	(2,340)	—	(20,320)
Impairment losses related to real estate partnerships	4,411	2,270	2,141	—	4,411
(Recovery of impairment losses) impairment losses on real estate assets sold or held for sale	(4,559)	(5,507)	948	—	(4,559)
Minority interest in Aimco Operating Partnership’s share of adjustments	2,023	2,097	(74)	—	2,023
Dividends/distributions on non-dilutive preferred securities	(64)	—	—	(64)	(64)

AFFO Attributable to Common Stockholders — Diluted	38,835	62,736	15,657	(39,558)	38,835

Interest expense	85,645	68,107	6,011	11,527	85,645
Discontinued operations	3,452	3,435	17	—	3,452
Gain on dispositions of non-depreciable assets	(31)	(31)	—	—	(31)
Preferred stock dividends	21,693	—	—	21,693	21,693
Depreciation and amortization related to non-real estate assets	5,109	3,416	1,693	—	5,109
Minority interest in Aimco Operating Partnership	(2,438)	(1,531)	1,919	(2,826)	(2,438)
Minority interest in Aimco Operating Partnership’s share of adjustments	4,981	4,004	977	—	4,981

FCF	$157,246	$140,136	$26,274	$(9,164)	$157,246

FCF Breakdown:
Real estate	157,767
Property management	3,228
Activity and asset management	11,702
Interest income	9,065
Recovery of losses on notes receivable	13
General and administrative expenses	(27,221)
Other (expenses) income, net	2,692

Total FCF	$157,246

Reconciliation of Net Income to FFO, AFFO and FCF:	For the Three Months Ended December 31, 2005
	FFO	AFFO	FCF
Net income	$15,032	$15,032	$15,032
Total interest expense after minority partners’ share	—	—	85,645
Preferred stock dividends	(21,693)	(21,693)	—
Proportionate share of depreciation and amortization	103,700	103,700	103,700
Depreciation and amortization related to non-real estate assets	(5,109)	(5,109)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(3,176)	(3,176)	(3,176)
Gain on dispositions of non-depreciable assets	31	31	—
Impairment losses related to real estate partnerships	—	4,411	4,411
Discontinued operations:
Income from discontinued operations, net	—	—	(31,550)
Depreciation of rental property, net of minority partners’ interest	3,429	3,429	—
Gain on dispositions of real estate, net of minority partners’ interest	(24,758)	(24,758)	—
Recovery of impairment losses on real estate assets sold or held for sale	—	(4,559)	—
Recovery of deficit distributions to minority partners	(10,746)	(10,746)	—
Income tax arising from disposals	1,632	1,632	—
Deficit distributions to minority partners	5,942	5,942	5,942
Capital Replacements	—	(20,320)	(20,320)
Dividends/distributions on dilutive preferred securities	64	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(7,004)	(4,981)	—
Minority interest in Aimco Operating Partnership	—	—	(2,438)

Total	$57,344	$38,835	$157,246

Supplemental Schedule 2(b)
Business Component Proportionate Income Statement Presentation
For the Year Ended December 31, 2005
(in thousands)
(unaudited)

				Total				Total
		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners'	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenue:
Rental and other property revenues:
Same store properties (1)(2)	$1,126,359	$22,110	$(151,779)	$996,690	$996,690	$—	$—	$996,690
Acquisition properties (1)	48,385	3,291	—	51,676	51,676	—	—	51,676
Redevelopment properties (1)	116,905	1,632	(19,920)	98,617	98,617	—	—	98,617
Disposition properties (3)	—	3,582	—	3,582	3,582	—	—	3,582
Other properties (1)	35,932	3,974	(3,487)	36,419	36,419	—	—	36,419
Affordable properties (1)	132,065	51,571	(31,862)	151,774	—	151,774	—	151,774

Total rental and other property revenues	1,459,646	86,160	(207,048)	1,338,758	1,186,984	151,774	—	1,338,758
Property management revenues, primarily from affiliates	24,528	(4,391)	—	20,137	5,334	14,803	—	20,137
Activity fees and asset management revenues, primarily from affiliates	37,349	—	—	37,349	4,094	33,255	—	37,349

Total revenues	1,521,523	81,769	(207,048)	1,396,244	1,196,412	199,832	—	1,396,244

Expense:
Property operating expenses:
Same store properties (2)	504,881	10,977	(76,352)	439,506	439,506	—	—	439,506
Acquisition properties	21,512	1,366	—	22,878	22,878	—	—	22,878
Redevelopment properties	51,884	788	(9,571)	43,101	43,101	—	—	43,101
Disposition properties	—	1,890	—	1,890	1,890	—	—	1,890
Other properties	21,462	2,565	(1,472)	22,555	22,555	—	—	22,555
Affordable properties	68,420	26,534	(15,634)	79,320	—	79,320	—	79,320
Casualties	8,031	135	495	8,661	8,788	(127)	—	8,661
Property management expenses (consolidated properties)	29,315	—	(9,757)	19,558	19,128	430	—	19,558

Total property operating expenses	705,505	44,255	(112,291)	637,469	557,846	79,623	—	637,469
Property management expenses (unconsolidated and third party properties)	7,292	—	—	7,292	2,807	4,485	—	7,292
Activity and asset management expenses	10,606	—	—	10,606	—	10,606	—	10,606
Depreciation and amortization	412,075	20,659	(37,387)	395,347	347,626	47,721	—	395,347
General and administrative expenses	92,918	—	—	92,918	41,921	20,097	30,900	92,918
Other expenses (income), net	(6,314)	2,778	(9,411)	(12,947)	(6,381)	(6,566)	—	(12,947)

Total expenses	1,222,082	67,692	(159,089)	1,130,685	943,819	155,966	30,900	1,130,685

Operating income	299,441	14,077	(47,959)	265,559	252,593	43,866	(30,900)	265,559

Interest income:
General partner loan interest	19,167	—	—	19,167	14,531	4,636	—	19,167
Money market and interest bearing accounts	9,812	1,692	(1,173)	10,331	3,303	2,769	4,259	10,331
Accretion on discounted notes receivable	2,472	—	—	2,472	1,357	1,115	—	2,472

Total interest income	31,451	1,692	(1,173)	31,970	19,191	8,520	4,259	31,970
Recovery of losses on notes receivable	1,365	—	—	1,365	14	1,351	—	1,365

Interest expense:
Property debt (primarily non-recourse)	(345,467)	(19,063)	57,122	(307,408)	(281,601)	(25,807)	—	(307,408)
Lines of credit	(40,261)	—	—	(40,261)	—	—	(40,261)	(40,261)
Interest expense on mandatorily redeemable convertible preferred securities	(30)	—	—	(30)	—	—	(30)	(30)
Capitalized interest	17,898	155	(1,409)	16,644	15,048	1,596	—	16,644

Total interest expense	(367,860)	(18,908)	55,713	(331,055)	(266,553)	(24,211)	(40,291)	(331,055)

Deficit distributions to minority partners	(11,952)	—	—	(11,952)	(11,750)	(202)	—	(11,952)
Equity in losses of unconsolidated real estate partnerships	(3,139)	3,139	—	—	—	—	—	—
Impairment losses related to real estate partnerships	(6,120)	—	—	(6,120)	(3,555)	(2,565)	—	(6,120)
Gain on dispositions of real estate related to unconsolidated entities and other	16,489	—	—	16,489	9,869	6,620	—	16,489

Income (loss) before minority interests, discontinued operations and cumulative effect of change in accounting principle	(40,325)	—	6,581	(33,744)	(191)	33,379	(66,932)	(33,744)

Minority interests:
Minority interest in consolidated real estate partnerships	6,581	—	(6,581)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	5,847	—	—	5,847	74	(12,932)	18,705	5,847

Total minority interests	12,428	—	(6,581)	5,847	74	(12,932)	18,705	5,847

Income (loss) from continuing operations	(27,897)	—	—	(27,897)	(117)	20,447	(48,227)	(27,897)
Income from discontinued operations, net	98,879	—	—	98,879	88,504	10,375	—	98,879

Net income	$70,982	$—	$—	$70,982	$88,387	$30,822	$(48,227)	$70,982

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

(3)	Includes unconsolidated properties that were sold during the period. Consolidated properties that have sold or have been classified as held for sale are included within income from discontinued operations.

Supplemental Schedule 2(b)
Business Component Proportionate Income Statement Presentation
For the Year Ended December 31, 2005
(in thousands)
(unaudited)

	Total				Total
	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:

Net income (see above)	$70,982	$88,387	$30,822	$(48,227)	$70,982

Proportionate share of depreciation and amortization	395,347	347,626	47,721	—	395,347
Depreciation and amortization related to non-real estate assets	(17,700)	(11,728)	(5,972)	—	(17,700)
Deficit distributions to minority partners	11,952	11,750	202	—	11,952
Gain on dispositions of real estate related to unconsolidated entities and other	(16,489)	(9,869)	(6,620)	—	(16,489)
Gain on dispositions of non-depreciable assets	2,481	617	1,864	—	2,481
Discontinued operations	(95,597)	(83,767)	(11,830)	—	(95,597)
Minority interest in Aimco Operating Partnership’s share of adjustments	(28,381)	(25,810)	(2,571)	—	(28,381)
Preferred stock dividends	(86,825)	—	—	(86,825)	(86,825)
Redemption related preferred stock issuance costs	(1,123)	—	—	(1,123)	(1,123)
Dividends/distributions on dilutive preferred securities	168	—	—	168	168

FFO Attributable to Common Stockholders — Diluted	234,815	317,206	53,616	(136,007)	234,815

Capital Replacements	(89,660)	(83,197)	(6,463)	—	(89,660)
Impairment losses related to real estate partnerships	6,120	3,555	2,565	—	6,120
Impairment losses on real estate assets sold or held for sale	3,836	1,014	2,822	—	3,836
Redemption related preferred stock issuance costs	1,123	—	—	1,123	1,123
Minority interest in Aimco Operating Partnership’s share of adjustments	7,969	7,974	109	(114)	7,969
Dividends/distributions on non-dilutive preferred securities	(168)	—	—	(168)	(168)

AFFO Attributable to Common Stockholders — Diluted	164,035	246,552	52,649	(135,166)	164,035

Interest expense	331,055	266,553	24,211	40,291	331,055
Discontinued operations	(7,118)	(5,751)	(1,367)	—	(7,118)
Gain on dispositions of non-depreciable assets	(2,481)	(617)	(1,864)	—	(2,481)
Preferred stock dividends	86,825	—	—	86,825	86,825
Depreciation and amortization related to non-real estate assets	17,700	11,728	5,972	—	17,700
Minority interest in Aimco Operating Partnership	(5,847)	(74)	12,932	(18,705)	(5,847)
Minority interest in Aimco Operating Partnership’s share of adjustments	20,412	17,836	2,462	114	20,412

FCF	$604,581	$536,227	$94,995	$(26,641)	$604,581

FCF Breakdown:
Real estate	611,629
Property management	12,845
Activity and asset management	26,743
Interest income	31,970
Recovery of losses on notes receivable	1,365
General and administrative expenses	(92,918)
Other (expenses) income, net	12,947

Total FCF	$604,581

Reconciliation of Net Income to FFO, AFFO and FCF:	For the Twelve Months Ended December 31, 2005
	FFO	AFFO	FCF

Net income	$70,982	$70,982	$70,982
Total interest expense after minority partners’ share	—	—	331,055
Preferred stock dividends	(86,825)	(86,825)	—
Redemption related preferred stock issuance costs	(1,123)	—	—
Proportionate share of depreciation and amortization	395,347	395,347	395,347
Depreciation and amortization related to non-real estate assets	(17,700)	(17,700)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(16,489)	(16,489)	(16,489)
Gain on dispositions of non-depreciable assets	2,481	2,481	—
Impairment losses related to real estate partnerships	—	6,120	6,120
Discontinued operations:
Income from discontinued operations, net	—	—	(98,879)
Depreciation of rental property, net of minority partners’ interest	20,280	20,280	—
Gain on dispositions of real estate, net of minority partners’ interest	(105,417)	(105,417)	—
Impairment losses on real estate assets sold or held for sale	—	3,836	—
Recovery of deficit distributions to minority partners	(14,941)	(14,941)	—
Income tax arising from disposals	4,481	4,481	—
Deficit distributions to minority partners	11,952	11,952	11,952
Capital Replacements	—	(89,660)	(89,660)
Dividends/distributions on dilutive preferred securities	168	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(28,381)	(20,412)	—
Minority interest in Aimco Operating Partnership	—	—	(5,847)

Total	$234,815	$164,035	$604,581

Supplemental Schedule 3
Business Component Proportionate Balance Sheet Presentation
As of December 31, 2005
(in thousands)
(unaudited)

	Consolidated	Total						Total
	GAAP	Proportionate		Proportionate				Proportionate
	Balance Sheet	Share of	Minority	Consolidated				Consolidated
	as of	Unconsolidated	Partners'	Balance		Aimco		Balance
	December 31, 2005	Partnerships [a]	Interest [b]	Sheet [c]	Conventional	Capital	Corporate	Sheet [c]
ASSETS
Buildings and improvements	$8,690,782	$358,669	$(1,214,050)	$7,835,401	$7,188,129	$647,272	$—	$7,835,401
Land	2,299,039	56,067	(124,611)	2,230,495	2,133,937	96,558	—	2,230,495
Accumulated depreciation	(2,238,114)	(84,757)	585,381	(1,737,490)	(1,586,899)	(150,591)	—	(1,737,490)

TOTAL REAL ESTATE	8,751,707	329,979	(753,280)	8,328,406	7,735,167	593,239	—	8,328,406
Cash and cash equivalents	161,730	13,709	(59,020)	116,419	79,902	36,517	—	116,419
Restricted cash	284,834	28,931	(51,127)	262,638	173,582	89,056	—	262,638
Accounts receivable	57,479	3,654	—	61,133	48,288	12,845	—	61,133
Accounts receivable from affiliates	43,070	—	—	43,070	11,644	31,426	—	43,070
Deferred financing costs	67,498	—	—	67,498	58,717	8,781	—	67,498
Notes receivable from unconsolidated real estate partnerships	177,218	—	—	177,218	110,979	66,239	—	177,218
Notes receivable from non-affiliates	23,760	—	—	23,760	18,646	5,114	—	23,760
Investment in unconsolidated real estate partnerships	167,799	(100,568)	—	67,231	60,269	6,962	—	67,231
Other assets	216,863[d]	26,514	—	243,377	137,916	105,461	—	243,377
Deferred tax asset, net	9,835	—	—	9,835	9,835	—	—	9,835
Assets held for sale	54,958	—	—	54,958	48,419	6,539	—	54,958

TOTAL ASSETS	$10,016,751	$302,219	$(863,427)	$9,455,543	$8,493,364	$962,179	$—	$9,455,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,076,569	$2,584	$(65,275)	$1,013,878	$991,396	$22,482	$—	$1,013,878
Secured notes payable	4,590,674	239,577	(688,420)	4,141,831	3,688,384	453,447	—	4,141,831
Term loans	400,000	—	—	400,000	—	—	400,000	400,000
Credit facility	217,000	—	—	217,000	—	—	217,000	217,000

TOTAL INDEBTEDNESS	6,284,243	242,161	(753,695)	5,772,709	4,679,780	475,929	617,000	5,772,709
Accounts payable	34,381	60,058	—	94,439	70,341	24,098	—	94,439
Accrued liabilities and other	421,225	—	—	421,225	333,678	87,547	—	421,225
Deferred income	47,138	—	—	47,138	42,978	4,160	—	47,138
Security deposits	38,789	—	—	38,789	35,119	3,670	—	38,789
Liabilities related to assets held for sale	39,464	—	—	39,464	32,652	6,812	—	39,464

TOTAL LIABILITIES	6,865,240	302,219	(753,695)	6,413,764	5,194,548	602,216	617,000	6,413,764

Minority interest in consolidated real estate partnerships	217,679	—	(109,732)	107,947	194,349	(86,402)	—	107,947
Minority interest in Aimco Operating Partnership	217,729	—	—	217,729	—	—	217,729	217,729

NET OPERATING ASSETS		$—	$—	$2,716,103	$3,104,467	$446,365	$(834,729)	$2,716,103

STOCKHOLDERS’ EQUITY
Class A Common Stock	957
Additional paid-in capital	3,105,961
Perpetual preferred stock	860,250
Convertible preferred stock	150,000
Distributions in excess of earnings	(1,350,899)
Unearned restricted stock	(24,255)
Notes due on common stock purchases	(25,911)
TOTAL STOCKHOLDERS’ EQUITY	2,716,103

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,016,751

[a]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[b]	Total of minority partners’ share of selected balance sheet data. Additionally, minority partners’ share of notes receivable is $118.8 million.

[c]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of December 31, 2005, plus Aimco’s proportionate share of selected unconsolidated and less minority partners’ share of selected balance sheet data.

[d]	Other assets includes $81.9 million related to goodwill and $13.0 million related to investment in management contracts.

Supplemental Schedule 4
Share Data
As of December 31, 2005
(in thousands)
(unaudited)

					Shares/Units	Current Quarter		Current Quarter		Current Quarter
					Outstanding	Weighted Average		Weighted Average		Weighted Average
	Redemption				At December 31,	Outstanding Shares		Outstanding Shares		Outstanding Shares
	Date	(1)	Coupon	Amount	2005	(EPS)		(FFO)		(AFFO)
Class A Common Stock					95,732	94,282	(2)	94,282	(2)	94,282	(2)
Common stock equivalents					—	—		447		447
Common Partnership Units and equivalents					10,339	—		—		—

Total					106,071	94,282		94,729		94,729

Perpetual Preferred Stock (3):
Class G	7/15/2008		9.375%	$101,250	4,050	—		—		—
Class Q	3/19/2006		10.10%	63,250	2,530	—		—		—
Class R	7/20/2006		10.00%	173,500	6,940	—		—		—
Class T	7/31/2008		8.00%	150,000	6,000	—		—		—
Class U	3/24/2009		7.75%	200,000	8,000	—		—		—
Class V	9/29/2009		8.00%	86,250	3,450	—		—		—
Class Y	12/21/2009		7.875%	86,250	3,450

Total perpetual preferred stock				$860,500	34,420	—		—		—

Convertible Preferred Stock:
Class W (4)	9/30/2007		8.10%	100,000	1,905	—		—		—
Class X (4)	3/31/2006		8.50%	50,000	2,000	—		—		—

Total convertible preferred stock				$150,000	3,905	—		—		—

Preferred Partnership Units (5)			8.05%	90,176	3,296	—		111		—

Total preferred securities				$1,100,676	41,621	—		111		—

Total common, common equivalents and dilutive securities						94,282		94,840		94,729

(1)	The redemption date is the date the securities are first eligible for redemption by Aimco.

(2)	Includes a deduction of 1,435 for non-recourse shares and unvested restricted stock.

(3)	Preferred stock amounts are shown gross of any eliminations necessary for the GAAP Consolidated Balance Sheet.

(4)	Conversion ratio for Class W is 1.0 and for Class X is 0.4762.

(5)	Coupon is based on a weighted average.

Supplemental Schedule 5

Selected Debt Structure and Maturity Data
As of December 31, 2005
(dollars in thousands)
(unaudited)
I. Debt Balances and Data

			Proportionate
			Share of	Minority	Total Aimco	Weighted Average	Weighted
Debt		Consolidated	Unconsolidated	Interest	Share	Maturity	Average Rate
Property Debt:
Conventional Portfolio:
Fixed rate secured notes payable		$3,498,989	$108,359	$(517,805)	$3,089,543	12.1	6.78%
Floating rate secured notes payable		656,844	2,640	(60,643)	598,841	2.5	5.19%

Total secured notes payable:		4,155,833	110,999	(578,448)	3,688,384	10.5	6.52%
Fixed rate tax-exempt bonds		280,771	—	(10,199)	270,572	17.5	5.88%
Floating rate tax-exempt bonds		726,050	—	(5,226)	720,824	11.7	3.55%

Total tax-exempt bonds:		1,006,821	—	(15,425)	991,396	13.3	4.19%

Total Property Debt on Conventional Portfolio		5,162,654	110,999	(593,873)	4,679,780	11.1	6.02%

Affordable Portfolio:
Fixed rate secured notes payable		424,189	120,453	(107,991)	436,651	18.3	5.51%
Floating rate secured notes payable		10,652	8,125	(1,981)	16,796	3.2	4.22%

Total secured notes payable:		434,841	128,578	(109,972)	453,447	17.7	5.46%
Fixed rate tax-exempt bonds		69,748	1,157	(49,850)	21,055	26.9	3.78%
Floating rate tax-exempt bonds		—	1,427	—	1,427	8.7	5.80%

Total tax-exempt bonds:		69,748	2,584	(49,850)	22,482	25.8	3.91%

Total Property Debt on Affordable Portfolio		504,589	131,162	(159,822)	475,929	18.1	5.39%

Total Property Debt	(1)	$5,667,243	$242,161	$(753,695)	$5,155,709	11.7	5.97%

Corporate Debt:

Term Loan		$400,000	$—	$—	$400,000	—	6.18%
Credit Facility		217,000	—	—	217,000	—	6.26%

Total Corporate Debt		$617,000	$—	$—	$617,000	—	6.21%

Total Debt		$6,284,243	$242,161	$(753,695)	$5,772,709	—	5.99%

(1)	The total consolidated property debt shown above excludes $33.7 million of consolidated property debt, with a weighted average interest rate of 7.4%, classified as liabilities related to assets held for sale on Aimco’s consolidated balance sheet.
II. Debt Maturities

Consolidated Property Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

Q1 2006	32,559	22,523	55,082	1.0%	6.35%
Q2 2006	32,803	46,420	79,223	1.4%	7.71%
Q3 2006	33,205	33,601	66,806	1.2%	8.57%
Q4 2006	33,340	306,994	340,334	6.0%	5.65%
Q1 2007	33,721	21,511	55,232	1.0%	6.61%
Q2 2007	34,288	21,750	56,038	1.0%	4.54%
Q3 2007	34,534	112,625	147,159	2.6%	6.29%
Q4 2007	35,116	119,116	154,232	2.7%	5.60%
2008	142,996	377,668	520,664	9.2%	4.83%
2009	148,938	113,265	262,203	4.6%	4.16%
2010	153,173	183,729	336,902	5.9%	6.27%
Thereafter			3,593,368	63.4%

Total Property Debt:			$5,667,243	100.0%

Corporate Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

2007	$—	$217,000	$217,000	35.2%	6.26%
2009	—	400,000	400,000	64.8%	6.18%

Total Corporate Debt:	$—	$617,000	$617,000	100.0%	6.21%

Supplemental Schedule 5 (Continued)
Selected Debt Structure and Maturity Data
As of December 31, 2005
(in millions)
(unaudited)

III. Loan Closings

FOURTH QUARTER LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate
Refinancings:
Fixed Rate	$135.1	$230.9	$111.8	$178.9	$65.6	7.15%	6.15%
Floating Rate	42.6	41.9	32.4	31.5	(1.6)	7.18%	5.19%
Affordable, Mark-to-Market and Other	8.0	17.5	2.9	4.7	1.5	8.73%	5.43%

Totals	$185.7	$290.3	$147.1	$215.1	$65.5	7.22%	5.97%

YEAR-TO-DATE LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate
Refinancings:
Fixed Rate	$276.3	$561.7	$226.6	$459.8	$228.5	7.04%	5.58%
Floating Rate	99.3	141.8	75.2	116.8	39.6	7.63%	4.52%
Affordable, Mark-to-Market and Other	39.6	92.7	9.4	18.7	11.5	8.56%	5.14%

Loans Relating to Acquisitions:
Fixed Rate	—	62.8	—	32.8	32.2	—	5.19%

Floating Rate	—	112.5	—	112.5	111.6	—	3.00%

Totals	$415.2	$971.5	$311.2	$740.6	$423.4	7.33%	5.06%

(1)	Aimco net proceeds is after transaction costs and any release of escrow funds.
IV. Capitalization

	At		At		At
	June 30,	Percent	September 30,	Percent	December 31,	Percent
	2005	of Total	2005	of Total	2005	of Total
Corporate debt	$675	6%	$632	6%	$617	6%

Property debt (Aimco’s share)	5,361	48%	5,195	49%	5,156	49%

Total Debt	6,036	54%	5,827	55%	5,773	55%

Less: Cash and restricted cash	(388)	-3%	(405)	-4%	(379)	-4%

Net Debt	5,648	51%	5,422	51%	5,394	51%
Preferred equity	1,101	10%	1,101	10%	1,101	10%
Common equity at market (1)	4,340	39%	4,113	39%	4,017	39%

Total Capitalization	$11,089	100%	$10,636	100%	$10,512	100%

(1)	Common equity at market at December 31, 2005 was calculated using 106.071 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $37.87 per share/unit on December 30, 2005.
V. Ratings on Senior Unsecured Shelf

Moody’s Investor Service	Ba1 (stable outlook)
Standard and Poors	BB+ (negative outlook)
Fitch	BBB- (negative outlook)

Supplemental Schedule 6(a)
Same Store Sales
Fourth Quarter 2005 versus Fourth Quarter 2004
(unaudited) (in thousands, except site and unit data)

													Change Three Months Ended December 31, 2005
					Three Months Ended				Three Months Ended				From December 31, 2004
					December 31, 2005				December 31, 2004				Revenue		Expenses			NOI
	Sites	Units		Owner%	REV	EXP	NOI	Occ %	REV	EXP	NOI	Occ %	Amt	%	Amt	%		Amt	%
Northeast
Baltimore	10	2,607		92%	7,279	3,032	4,247		6,814	3,029	3,785		465	6.8%	3	0.1%		462	12.2%
New England	15	5,505		100%	18,594	6,480	12,114		17,773	6,532	11,241		821	4.6%	(52)	-0.8%		873	7.8%
Philadelphia	12	5,543		87%	15,754	6,438	9,316		14,768	5,898	8,870		986	6.7%	540	9.2%		446	5.0%
Washington	18	9,066		90%	26,042	9,315	16,727		24,766	9,336	15,430		1,276	5.2%	(21)	-0.2%		1,297	8.4%

	55	22,721		92%	67,669	25,265	42,404	96.0%	64,121	24,795	39,326	93.2%	3,548	5.5%	470	1.9%		3,078	7.8%
Southeast
Atlanta	15	4,158		82%	6,669	3,763	2,906		6,577	3,863	2,714		92	1.4%	(100)	-2.6%		192	7.1%
Savannah-Augusta	5	1,004		87%	1,552	724	828		1,653	688	965		(101)	-6.1%	36	5.2%		(137)	-14.2%
Charlotte-Gastonia	3	772		86%	1,062	562	500		1,088	549	539		(26)	-2.4%	13	2.4%		(39)	-7.2%
Columbia-Charleston	9	2,118		75%	3,068	1,386	1,682		2,913	1,427	1,486		155	5.3%	(41)	-2.9%		196	13.2%
Nashville	8	2,492		74%	4,015	1,909	2,106		3,853	1,542	2,311		162	4.2%	367	23.8%		(205)	-8.9%
Norfolk	10	3,161		79%	6,507	2,327	4,180		6,251	2,268	3,983		256	4.1%	59	2.6%		197	4.9%
Raleigh-Durham-Chapel Hill	7	2,170		71%	2,493	1,257	1,236		2,493	1,343	1,150		—	0.0%	(86)	-6.4%		86	7.5%
Richmond-Petersburg	3	744		80%	1,327	506	821		1,284	389	895		43	3.3%	117	30.1%		(74)	-8.3%
Southeast Other	14	3,041		80%	4,603	2,238	2,365		4,042	2,165	1,877		561	13.9%	73	3.4%		488	26.0%

	74	19,660		79%	31,296	14,672	16,624	92.3%	30,154	14,234	15,920	90.5%	1,142	3.8%	438	3.1%		704	4.4%
Florida
Jacksonville	4	1,204		86%	2,260	874	1,386		2,080	815	1,265		180	8.7%	59	7.2%		121	9.6%
Miami-Fort Lauderdale	9	2,754		81%	7,837	3,097	4,740		6,905	2,605	4,300		932	13.5%	492	18.9%		440	10.2%
Orlando-Daytona	24	6,076		91%	12,925	5,476	7,449		11,589	4,549	7,040		1,336	11.5%	927	20.4%		409	5.8%
Tampa-St. Petersburg	19	5,094		72%	8,233	3,665	4,568		7,440	3,441	3,999		793	10.7%	224	6.5%		569	14.2%
West Palm Beach-Boca	5	1,505		100%	4,211	1,855	2,356		3,829	1,642	2,187		382	10.0%	213	13.0%		169	7.7%

	61	16,633		84%	35,466	14,967	20,499	97.5%	31,843	13,052	18,791	95.4%	3,623	11.4%	1,915	14.7%		1,708	9.1%
Midwest
Chicago	20	5,708		81%	12,955	5,821	7,134		12,271	5,371	6,900		684	5.6%	450	8.4%		234	3.4%
Cincinnati-Dayton	8	1,659		53%	1,918	991	927		1,882	719	1,163		36	1.9%	272	37.8%		(236)	-20.3%
Columbus	9	2,012		72%	2,390	1,360	1,030		2,261	1,106	1,155		129	5.7%	254	23.0%		(125)	-10.8%
Detroit-Ann Arbor	6	1,665		62%	2,242	1,352	890		1,923	1,165	758		319	16.6%	187	16.1%		132	17.4%
Grand Rapids-Lansing	13	4,734		66%	5,765	3,190	2,575		5,491	2,818	2,673		274	5.0%	372	13.2%		(98)	-3.7%
Indianapolis	21	7,047		89%	10,459	5,192	5,267		9,702	4,519	5,183		757	7.8%	673	14.9%		84	1.6%
Minneapolis-St Paul	5	1,430		83%	3,570	1,244	2,326		3,466	1,933	1,533		104	3.0%	(689)	-35.6%		793	51.7%
Midwest Other	15	5,360		75%	7,215	3,472	3,743		6,684	3,144	3,540		531	7.9%	328	10.4%		203	5.7%

	97	29,615		76%	46,514	22,622	23,892	93.7%	43,680	20,775	22,905	87.5%	2,834	6.5%	1,847	8.9%		987	4.3%
Texas
Austin-San Marcos	11	2,417		94%	4,344	2,312	2,032		3,925	2,390	1,535		419	10.7%	(78)	-3.3%		497	32.4%
Dallas-Fort Worth	22	5,847		77%	8,152	4,459	3,693		7,325	4,257	3,068		827	11.3%	202	4.7%		625	20.4%
Houston-Galveston	36	9,570		68%	11,654	6,629	5,025		10,864	6,650	4,214		790	7.3%	(21)	-0.3%		811	19.2%
San Antonio	11	2,647		94%	4,340	2,260	2,080		4,052	2,145	1,907		288	7.1%	115	5.4%		173	9.1%
Texas Other	4	911		57%	908	451	457		874	453	421		34	3.9%	(2)	-0.4%		36	8.6%

	84	21,392		76%	29,398	16,111	13,287	93.3%	27,040	15,895	11,145	88.6%	2,358	8.7%	216	1.4%		2,142	19.2%
West
Denver	22	4,813		84%	8,839	4,196	4,643		8,313	3,979	4,334		526	6.3%	217	5.5%		309	7.1%
Phoenix-Mesa	25	6,908		92%	11,859	5,538	6,321		10,575	5,178	5,397		1,284	12.1%	360	7.0%		924	17.1%
Salt Lake City-Ogden	4	1,511		86%	2,335	1,082	1,253		2,208	978	1,230		127	5.8%	104	10.6%		23	1.9%
Seattle	4	468		59%	686	271	415		625	346	279		61	9.8%	(75)	-21.7%		136	48.7%
West Other	8	2,296		86%	3,461	1,781	1,680		3,243	1,513	1,730		218	6.7%	268	17.7%		(50)	-2.9%

	63	15,996		87%	27,180	12,868	14,312	95.0%	24,964	11,994	12,970	90.8%	2,216	8.9%	874	7.3%		1,342	10.3%
California
Bay Area & Sacramento	5	1,291		45%	1,762	711	1,051		1,704	710	994		58	3.4%	1	0.1%		57	5.7%
Los Angeles-Long Beach-Ventura	12	2,432		87%	10,304	3,189	7,115		9,722	3,688	6,034		582	6.0%	(499)	-13.5%		1,081	17.9%
Orange County-Riverside	7	1,651		83%	5,336	1,666	3,670		4,889	1,584	3,305		447	9.1%	82	5.2%		365	11.0%
San Diego	6	2,123		93%	6,686	2,047	4,639		6,305	1,958	4,347		381	6.0%	89	4.5%		292	6.7%

	30	7,497		81%	24,088	7,613	16,475	95.7%	22,620	7,940	14,680	95.6%	1,468	6.5%	(327)	-4.1%		1,795	12.2%

SAME STORE SALES TOTALS	464	133,514	(2)	82%	261,611	114,118	147,493	94.6%	244,422	108,685	135,737	90.9%	17,189	7.0%	5,433	5.0	%(3)	11,756	8.7% (3)

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					118,771	73,409	45,362		98,698	59,189	39,509

Total Rental and other property revenues and property operating expense per GAAP Income Statement					380,382	187,527	192,855		343,120	167,874	175,246

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Sales effective units were approximately 109,000 at December 31, 2005.

(3)	Excluding the $0.4 million impact related to uninsured hurricane and storm damages that occurred in Q4 2005, same store sales expenses would have increased 4.7% and NOI would have increased 8.9%.

Supplemental Schedule 6(b)
Same Store Sales
Fourth Quarter 2005 versus Third Quarter 2005
(unaudited) (in thousands, except site and unit data)

													Change Three Months Ended December 31, 2005
					Three Months Ended				Three Months Ended				From September 30, 2005
					December 31, 2005				September 30, 2005				Revenue		Expenses			NOI
	Sites	Units		Owner%	REV	EXP	NOI	Occ %	REV	EXP	NOI	Occ %	Amt	%	Amt	%		Amt	%
Northeast
Baltimore	10	2,607		92%	7,279	3,032	4,247		7,246	2,845	4,401		33	0.5%	187	6.6%		(154)	-3.5%
New England	15	5,505		100%	18,594	6,480	12,114		18,640	6,707	11,933		(46)	-0.2%	(227)	-3.4%		181	1.5%
Philadelphia	12	5,543		87%	15,754	6,438	9,316		15,586	6,106	9,480		168	1.1%	332	5.4%		(164)	-1.7%
Washington	18	9,066		90%	26,042	9,315	16,727		25,982	9,340	16,642		60	0.2%	(25)	-0.3%		85	0.5%

	55	22,721		92%	67,669	25,265	42,404	96.0%	67,454	24,998	42,456	95.9%	215	0.3%	267	1.1%		(52)	-0.1%
Southeast
Atlanta	15	4,158		82%	6,669	3,763	2,906		6,867	3,680	3,187		(198)	-2.9%	83	2.3%		(281)	-8.8%
Savannah-Augusta	5	1,004		87%	1,552	724	828		1,671	807	864		(119)	-7.1%	(83)	-10.3%		(36)	-4.2%
Charlotte-Gastonia	3	772		86%	1,062	562	500		1,077	580	497		(15)	-1.4%	(18)	-3.1%		3	0.6%
Columbia-Charleston	9	2,118		75%	3,068	1,386	1,682		3,046	1,618	1,428		22	0.7%	(232)	-14.3%		254	17.8%
Nashville	8	2,492		74%	4,015	1,909	2,106		4,003	1,923	2,080		12	0.3%	(14)	-0.7%		26	1.3%
Norfolk	10	3,161		79%	6,507	2,327	4,180		6,654	2,381	4,273		(147)	-2.2%	(54)	-2.3%		(93)	-2.2%
Raleigh-Durham-Chapel Hill	7	2,170		71%	2,493	1,257	1,236		2,488	1,521	967		5	0.2%	(264)	-17.4%		269	27.8%
Richmond-Petersburg	3	744		80%	1,327	506	821		1,289	491	798		38	2.9%	15	3.1%		23	2.9%
Southeast Other	14	3,041		80%	4,603	2,238	2,365		4,344	2,372	1,972		259	6.0%	(134)	-5.6%		393	19.9%

	74	19,660		79%	31,296	14,672	16,624	92.3%	31,439	15,373	16,066	91.9%	(143)	-0.5%	(701)	-4.6%		558	3.5%
Florida
Jacksonville	4	1,204		86%	2,260	874	1,386		2,220	870	1,350		40	1.8%	4	0.5%		36	2.7%
Miami-Fort Lauderdale	9	2,754		81%	7,837	3,097	4,740		7,609	3,220	4,389		228	3.0%	(123)	-3.8%		351	8.0%
Orlando-Daytona	24	6,076		91%	12,925	5,476	7,449		12,359	5,458	6,901		566	4.6%	18	0.3%		548	7.9%
Tampa-St. Petersburg	19	5,094		72%	8,233	3,665	4,568		7,984	3,528	4,456		249	3.1%	137	3.9%		112	2.5%
West Palm Beach-Boca	5	1,505		100%	4,211	1,855	2,356		4,045	1,631	2,414		166	4.1%	224	13.7%		(58)	-2.4%

	61	16,633		84%	35,466	14,967	20,499	97.5%	34,217	14,707	19,510	97.1%	1,249	3.7%	260	1.8%		989	5.1%
Midwest
Chicago	20	5,708		81%	12,955	5,821	7,134		12,828	5,976	6,852		127	1.0%	(155)	-2.6%		282	4.1%
Cincinnati-Dayton	8	1,659		53%	1,918	991	927		1,987	855	1,132		(69)	-3.5%	136	15.9%		(205)	-18.1%
Columbus	9	2,012		72%	2,390	1,360	1,030		2,340	1,329	1,011		50	2.1%	31	2.3%		19	1.9%
Detroit-Ann Arbor	6	1,665		62%	2,242	1,352	890		2,166	1,112	1,054		76	3.5%	240	21.6%		(164)	-15.6%
Grand Rapids-Lansing	13	4,734		66%	5,765	3,190	2,575		5,741	3,142	2,599		24	0.4%	48	1.5%		(24)	-0.9%
Indianapolis	21	7,047		89%	10,459	5,192	5,267		10,423	5,547	4,876		36	0.3%	(355)	-6.4%		391	8.0%
Minneapolis-St Paul	5	1,430		83%	3,570	1,244	2,326		3,517	1,770	1,747		53	1.5%	(526)	-29.7%		579	33.1%
Midwest Other	15	5,360		75%	7,215	3,472	3,743		6,988	3,846	3,142		227	3.2%	(374)	-9.7%		601	19.1%

	97	29,615		76%	46,514	22,622	23,892	93.7%	45,990	23,577	22,413	92.2%	524	1.1%	(955)	-4.1%		1,479	6.6%
Texas
Austin-San Marcos	11	2,417		94%	4,344	2,312	2,032		4,209	2,497	1,712		135	3.2%	(185)	-7.4%		320	18.7%
Dallas-Fort Worth	22	5,847		77%	8,152	4,459	3,693		7,873	5,132	2,741		279	3.5%	(673)	-13.1%		952	34.7%
Houston-Galveston	36	9,570		68%	11,654	6,629	5,025		10,828	7,019	3,809		826	7.6%	(390)	-5.6%		1,216	31.9%
San Antonio	11	2,647		94%	4,340	2,260	2,080		4,159	2,386	1,773		181	4.4%	(126)	-5.3%		307	17.3%
Texas Other	4	911		57%	908	451	457		898	486	412		10	1.1%	(35)	-7.2%		45	10.9%

	84	21,392		76%	29,398	16,111	13,287	93.3%	27,967	17,520	10,447	89.2%	1,431	5.1%	(1,409)	-8.0%		2,840	27.2%
West
Denver	22	4,813		84%	8,839	4,196	4,643		9,020	4,145	4,875		(181)	-2.0%	51	1.2%		(232)	-4.8%
Phoenix-Mesa	25	6,908		92%	11,859	5,538	6,321		11,684	5,909	5,775		175	1.5%	(371)	-6.3%		546	9.5%
Salt Lake City-Ogden	4	1,511		86%	2,335	1,082	1,253		2,304	1,050	1,254		31	1.3%	32	3.0%		(1)	-0.1%
Seattle	4	468		59%	686	271	415		674	327	347		12	1.8%	(56)	-17.1%		68	19.6%
West Other	8	2,296		86%	3,461	1,781	1,680		3,482	1,742	1,740		(21)	-0.6%	39	2.2%		(60)	-3.4%

	63	15,996		87%	27,180	12,868	14,312	95.0%	27,164	13,173	13,991	93.8%	16	0.1%	(305)	-2.3%		321	2.3%
California
Bay Area & Sacramento	5	1,291		45%	1,762	711	1,051		1,705	700	1,005		57	3.3%	11	1.6%		46	4.6%
Los Angeles-Long Beach-Ventura	12	2,432		87%	10,304	3,189	7,115		10,321	3,135	7,186		(17)	-0.2%	54	1.7%		(71)	-1.0%
Orange County-Riverside	7	1,651		83%	5,336	1,666	3,670		5,251	1,677	3,574		85	1.6%	(11)	-0.7%		96	2.7%
San Diego	6	2,123		93%	6,686	2,047	4,639		6,650	2,100	4,550		36	0.5%	(53)	-2.5%		89	2.0%

	30	7,497		81%	24,088	7,613	16,475	95.7%	23,927	7,612	16,315	96.3%	161	0.7%	1	0.0%		160	1.0%

SAME STORE SALES TOTALS	464	133,514	(2)	82%	261,611	114,118	147,493	94.6%	258,158	116,960	141,198	93.3%	3,453	1.3%	(2,842)	-2.4	%(3)	6,295	4.5% (3)

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					118,771	73,409	45,362		114,488	64,509	49,979

Total Rental and other property revenues and property operating expense per GAAP Income Statement					380,382	187,527	192,855		372,646	181,469	191,177

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Sales effective units were approximately 109,000 at December 31, 2005.

(3)	Excluding the $0.4 million impact related to uninsured hurricane and storm damages that occurred in Q4 2005, same store sales expenses would have decreased 2.7% and NOI would have increased 4.7%.

Supplemental Schedule 6(c)
Same Store Sales
Twelve Months Ended 2005 versus Twelve Months Ended 2004
(unaudited) (in thousands, except site and unit data)

										Change Twelve Months Ended December 31, 2005
				Twelve Months Ended			Twelve Months Ended			From December 31, 2004
				December 31, 2005			December 31, 2004			Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Baltimore	10	2,607	92%	28,369	11,465	16,904	26,746	10,606	16,140	1,623	6.1%	859	8.1%	764	4.7%
New England	14	5,384	100%	71,835	26,462	45,373	68,451	25,062	43,389	3,384	4.9%	1,400	5.6%	1,984	4.6%
Philadelphia	11	5,193	87%	57,394	23,023	34,371	55,103	21,610	33,493	2,291	4.2%	1,413	6.5%	878	2.6%
Washington	18	9,066	90%	102,031	37,381	64,650	97,403	35,563	61,840	4,628	4.8%	1,818	5.1%	2,810	4.5%

	53	22,250	92%	259,629	98,331	161,298	247,703	92,841	154,862	11,926	4.8%	5,490	5.9%	6,436	4.2%
Southeast
Atlanta	15	4,158	82%	26,490	14,377	12,113	25,795	13,419	12,376	695	2.7%	958	7.1%	(263)	-2.1%
Savannah-Augusta	5	1,004	87%	6,476	2,918	3,558	6,391	2,633	3,758	85	1.3%	285	10.8%	(200)	-5.3%
Charlotte-Gastonia	3	772	86%	4,305	2,270	2,035	4,336	1,975	2,361	(31)	-0.7%	295	14.9%	(326)	-13.8%
Columbia-Charleston	9	2,118	75%	11,809	5,855	5,954	11,395	5,500	5,895	414	3.6%	355	6.5%	59	1.0%
Nashville	8	2,492	74%	15,549	7,046	8,503	14,960	5,983	8,977	589	3.9%	1,063	17.8%	(474)	-5.3%
Norfolk	10	3,161	79%	25,862	9,188	16,674	25,167	8,397	16,770	695	2.8%	791	9.4%	(96)	-0.6%
Raleigh-Durham-Chapel Hill	7	2,170	71%	9,963	5,449	4,514	9,681	5,203	4,478	282	2.9%	246	4.7%	36	0.8%
Richmond-Petersburg	3	744	80%	5,096	1,899	3,197	5,195	1,629	3,566	(99)	-1.9%	270	16.6%	(369)	-10.3%
Southeast Other	14	3,041	80%	17,256	8,821	8,435	15,500	8,844	6,656	1,756	11.3%	(23)	-0.3%	1,779	26.7%

	74	19,660	79%	122,806	57,823	64,983	118,420	53,583	64,837	4,386	3.7%	4,240	7.9%	146	0.2%
Florida
Jacksonville	4	1,204	86%	8,716	3,414	5,302	8,053	3,331	4,722	663	8.2%	83	2.5%	580	12.3%
Miami-Fort Lauderdale	9	2,754	81%	29,785	11,994	17,791	26,918	11,126	15,792	2,867	10.7%	868	7.8%	1,999	12.7%
Orlando-Daytona	24	6,076	91%	49,128	21,122	28,006	43,304	19,858	23,446	5,824	13.4%	1,264	6.4%	4,560	19.4%
Tampa-St. Petersburg	19	5,094	72%	31,482	13,849	17,633	28,238	13,106	15,132	3,244	11.5%	743	5.7%	2,501	16.5%
West Palm Beach-Boca	5	1,505	100%	16,080	6,644	9,436	14,419	6,315	8,104	1,661	11.5%	329	5.2%	1,332	16.4%

	61	16,633	84%	135,191	57,023	78,168	120,932	53,736	67,196	14,259	11.8%	3,287	6.1%	10,972	16.3%
Midwest
Chicago	20	5,708	81%	50,703	23,242	27,461	48,489	22,677	25,812	2,214	4.6%	565	2.5%	1,649	6.4%
Cincinnati-Dayton	7	1,369	52%	5,547	2,616	2,931	5,149	2,337	2,812	398	7.7%	279	11.9%	119	4.2%
Columbus	9	2,012	72%	9,254	5,264	3,990	9,599	4,428	5,171	(345)	-3.6%	836	18.9%	(1,181)	-22.8%
Detroit-Ann Arbor	6	1,665	62%	8,362	4,655	3,707	8,185	3,793	4,392	177	2.2%	862	22.7%	(685)	-15.6%
Grand Rapids-Lansing	13	4,734	66%	22,363	12,384	9,979	21,733	11,684	10,049	630	2.9%	700	6.0%	(70)	-0.7%
Indianapolis	20	6,465	92%	38,447	20,722	17,725	36,425	17,809	18,616	2,022	5.6%	2,913	16.4%	(891)	-4.8%
Minneapolis-St Paul	5	1,430	83%	13,607	6,307	7,300	13,349	6,953	6,396	258	1.9%	(646)	-9.3%	904	14.1%
Midwest Other	14	4,880	78%	25,796	13,293	12,503	24,944	12,222	12,722	852	3.4%	1,071	8.8%	(219)	-1.7%

	94	28,263	77%	174,079	88,483	85,596	167,873	81,903	85,970	6,206	3.7%	6,580	8.0%	(374)	-0.4%
Texas
Austin-San Marcos	10	2,217	93%	15,341	8,284	7,057	13,974	7,878	6,096	1,367	9.8%	406	5.2%	961	15.8%
Dallas-Fort Worth	22	5,847	77%	30,963	17,703	13,260	28,305	16,847	11,458	2,658	9.4%	856	5.1%	1,802	15.7%
Houston-Galveston	36	9,570	68%	43,375	25,729	17,646	41,987	24,633	17,354	1,388	3.3%	1,096	4.4%	292	1.7%
San Antonio	11	2,647	94%	16,361	8,557	7,804	15,733	8,210	7,523	628	4.0%	347	4.2%	281	3.7%
Texas Other	4	911	57%	3,535	1,759	1,776	3,372	1,670	1,702	163	4.8%	89	5.3%	74	4.3%

	83	21,192	76%	109,575	62,032	47,543	103,371	59,238	44,133	6,204	6.0%	2,794	4.7%	3,410	7.7%
West
Denver	22	4,813	84%	34,225	15,889	18,336	32,676	15,603	17,073	1,549	4.7%	286	1.8%	1,263	7.4%
Phoenix-Mesa	25	6,908	92%	45,291	22,173	23,118	39,873	21,170	18,703	5,418	13.6%	1,003	4.7%	4,415	23.6%
Salt Lake City-Ogden	4	1,511	86%	9,013	4,031	4,982	8,545	3,631	4,914	468	5.5%	400	11.0%	68	1.4%
Seattle	4	468	59%	2,639	1,230	1,409	2,454	1,297	1,157	185	7.5%	(67)	-5.2%	252	21.8%
West Other	8	2,296	86%	13,562	6,593	6,969	12,557	5,930	6,627	1,005	8.0%	663	11.2%	342	5.2%

	63	15,996	87%	104,730	49,916	54,814	96,105	47,631	48,474	8,625	9.0%	2,285	4.8%	6,340	13.1%
California
Bay Area & Sacramento	5	1,291	45%	6,798	2,807	3,991	6,542	2,786	3,756	256	3.9%	21	0.8%	235	6.3%
Los Angeles-Long Beach-Ventura	12	2,432	87%	39,993	12,176	27,817	37,724	12,709	25,015	2,269	6.0%	(533)	-4.2%	2,802	11.2%
Orange County-Riverside	7	1,651	83%	20,536	6,402	14,134	18,851	6,424	12,427	1,685	8.9%	(22)	-0.3%	1,707	13.7%
San Diego	6	2,123	93%	26,046	8,119	17,927	24,210	7,370	16,840	1,836	7.6%	749	10.2%	1,087	6.5%

	30	7,497	81%	93,373	29,504	63,869	87,327	29,289	58,038	6,046	6.9%	215	0.7%	5,831	10.0%

SAME STORE SALES TOTALS	458	131,491	82%	999,383	443,112	556,271	941,731	418,221	523,510	57,652	6.1%	24,891	6.0% (2)	32,761	6.3% (2)

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)				460,263	262,393	197,870	367,084	214,291	152,793

Total Rental and other property revenues and property operating expense per GAAP Income Statement				1,459,646	705,505	754,141	1,308,815	632,512	676,303

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Excluding the $0.4 million and the $1.2 million impact related to uninsured hurricane and storm damages that occurred in Q4 2005 and Q3 2004, respectively, same store sales expenses would have increased 6.2% and NOI would have increased 6.1%.

Supplemental Schedule 7
Selected Portfolio Performance Data
(unaudited)
PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL
Rent, average fourth quarter 2005	$914	$609	$769
Occupancy, average fourth quarter 2005	95.8%	93.3%	94.6%
Operating Margin	60.4%	48.6%	56.4%
Total # of Properties	227	237	464
Total # of Units	68,891	64,623	133,514
Proportionate Owned Units	60,476	48,660	109,136
% of Total Same Store NOI	70.5%	29.5%	100.0%

4th Quarter 2005 vs 4th Quarter 2004 Variance
Revenue	6.8%	7.6%	7.0%
Expenses	4.9%	5.2%	5.0%
NOI	8.0%	10.2%	8.7%

Sequential, 4th Quarter 2005 vs 3rd Quarter 2005 Variance
Revenue	0.7%	2.5%	1.3%
Expenses	0.0%	-5.8%	-2.4%
NOI	1.3%	12.9%	4.5%

YTD December 2005 vs. YTD December 2004 Variance
Revenue	6.4%	5.5%	6.1%
Expenses	5.1%	7.3%	6.0%
NOI	7.4%	3.6%	6.3%
TOTAL CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

	Quarter Ended December 31, 2005			Quarter Ended December 31, 2004
	TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
% of Total Conventional NOI	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Top 20 Markets
1 Washington, D.C.	10.2%	0.0%	10.2%	10.3%	1.1%	11.4%
2 Los Angeles-Long Beach-Ventura	7.4%	0.0%	7.4%	6.3%	0.0%	6.3%
3 New England	7.1%	0.0%	7.1%	6.5%	0.0%	6.5%
4 Philadelphia	6.5%	0.0%	6.5%	5.7%	0.0%	5.7%
5 Miami-Fort Lauderdale	6.3%	0.0%	6.3%	4.4%	0.0%	4.4%
6 Chicago	4.8%	0.3%	5.1%	4.7%	0.2%	4.9%
7 Orlando-Daytona	3.6%	0.6%	4.2%	2.5%	0.6%	3.1%
8 Indianapolis	0.0%	3.9%	3.9%	2.1%	2.4%	4.5%
9 Phoenix-Mesa	2.5%	1.1%	3.6%	1.8%	1.6%	3.4%
10 Houston-Galveston	0.0%	3.0%	3.0%	1.9%	0.5%	2.4%
11 Denver	2.7%	0.2%	2.9%	2.3%	0.2%	2.5%
12 Tampa-St. Petersburg	2.0%	0.7%	2.7%	2.2%	0.5%	2.7%
13 San Diego	2.6%	0.0%	2.6%	2.7%	0.0%	2.7%
14 Baltimore	2.4%	0.0%	2.4%	2.3%	0.1%	2.4%
15 Norfolk	2.4%	0.0%	2.4%	2.1%	0.3%	2.4%
16 Dallas-Fort Worth	0.0%	2.2%	2.2%	1.2%	0.9%	2.1%
17 Orange County-Riverside	2.2%	0.0%	2.2%	2.2%	0.0%	2.2%
18 Atlanta	1.6%	0.5%	2.1%	1.4%	0.7%	2.1%
19 Grand Rapid-Lansing	0.0%	1.5%	1.5%	0.7%	0.9%	1.6%
20 New York	1.3%	0.0%	1.3%	1.4%	0.0%	1.4%

Subtotal Top 20 Markets	65.6%	14.0%	79.6%	64.7%	10.0%	74.7%

All Other Markets (39 in 2005 and 50 in 2004)	6.3%	14.1%	20.4%	13.8%	11.5%	25.3%

Total Conventional NOI	71.9%	28.1%	100.0%	78.5%	21.5%	100.0%

Rent, average fourth quarter	$974	$612	$811	$818	$568	$741
Occupancy, average fourth quarter	94.1%	93.2%	93.7%	91.4%	89.1%	90.7%
Total # of Properties	272	254	526	377	214	591
Total # of Units	83,349	68,264	151,613	114,156	50,651	164,807
Proportionate Owned Units	71,848	51,477	123,325	91,228	41,737	132,965
Average Home Value*	$222,184	$147,465	$185,961
REIS Growth Rate (4 year weighted average)**	3.3%	2.6%	2.9%

*	Source: Claritas, based on 2004 data

**	Source: REIS, based on Q1 2005 forecasted data
NOTE: In fourth quarter 2005, Aimco reduced its core markets from 38 to 27

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)
FOURTH QUARTER 2005 PROPERTY SALES ACTIVITY

	Number	Number	Gross			Property	Net Sales		Aimco Gross	Aimco Net	Average
	of	of	Proceeds	FCF	(1)	Debt	Proceeds	(2)	Proceeds	Proceeds	Rent
	Properties	Units	($mm)	Yield		($mm)	($mm)		($mm)	($mm)	($/unit)

Conventional Non-Core (3)	39	8,618	$356	6.0%		$199	$124		$277	$102	$588
Affordable	14	2,146	81	3.1%		37	36		46	29	555

Total Dispositions	53	10,764	$437	5.5%		$236	$160		$323	$131	$582

YEAR-TO-DATE 2005 PROPERTY SALES ACTIVITY

	Number	Number	Gross			Property	Net Sales		Aimco Gross	Aimco Net	Average
	of	of	Proceeds	FCF	(1)	Debt	Proceeds	(2)	Proceeds	Proceeds	Rent
	Properties	Units	($mm)	Yield		($mm)	($mm)		($mm)	($mm)	($/unit)

Conventional Non-Core (3)	71	15,177	$735	5.5%		$370	$307		$607	$262	$642
Affordable	47	6,004	225	5.3%		110	98		119	70	608

Total Dispositions (4)(5)	118	21,181	$960	5.5%		$480	$405		$726	$332	$632

(1)	Free Cash Flow (FCF) includes a $525 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price

(2)	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs

(3)	Includes the sale of five university communities with 1,153 units

(4)	Activity provided in the table above does not include sales of certain general partner interests that generated net proceeds to Aimco of $1.9 million to date in 2005

(5)	Activity provided in the table above does not include certain affiliate sales associated with tax credit transactions that generated net proceeds to Aimco of $5.0 million in 2005
YEAR-TO-DATE 2005 PROPERTY AND LIMITED PARTNERSHIP INTEREST ACQUISITION ACTIVITY

		Number	Number	Gross	Property	Average
	Ownership	of	of	Purchase	Debt	Rent
	Percent	Properties	Units	Price ($mm)	($mm)	($/unit)

Conventional (2)	100%	6	1,012	$281	$169	$2,532
University communities (1)(3)	33%	1	514	71	45	1,156
Limited partnership interests				53

Total Acquisitions		7	1,526	$405	$214	$2,068

(1)	Year-to-date acquisition activity does not include Chestnut Hall, a 315-unit property, acquired through Aimco’s joint venture with CalSTRS and under a confidential partnership agreement with the University of Pennsylvania.

(2)	Properties acquired are located in New York City (4 properties), Los Angeles, CA and Edgewater, NJ.

(3)	Property acquired is located near the California Polytechnic State University in San Luis Obispo, CA

Supplemental Schedule 9
Capital Expenditures
For the Year Ended December 31, 2005
(in thousands, except per unit)
(unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the year ended December 31, 2005 (per unit is based on approximately 150,200 units which represent effective units (excluding non-managed units) weighted for the period):

Capital Replacements Detail:	Actual Amount	Per Unit

Building Interiors	$14,453	$96
Includes: Hot water heaters, kitchen/bath

Building Exteriors	13,932	93
Includes: Roofs, exterior painting, electrical, plumbing

Landscaping and Grounds	7,509	50
Includes: Parking lot improvements, pool improvements

Turnover Related	38,047	253
Includes: Carpet, vinyl, tile, appliance and fixture replacements

Capitalized site payroll and indirect costs	15,719	105

Total Aimco’s share of Capital Replacements	$89,660	$597

Capital Replacements:
Conventional	83,197
Affordable	6,463

Total Aimco’s share of Capital Replacements	$89,660

Capital Improvements:
Conventional	91,228
Affordable	20,736

Total Aimco’s share of Capital Improvements	$111,964

Casualties:
Conventional	22,537
Affordable	1,380

Total Aimco’s share of Casualties	$23,917

Redevelopment (see Schedule 10 for further project details):
Conventional	137,311
Affordable	3,021

Total Aimco’s share of Redevelopment	$140,332

Total Aimco’s share of Capital Expenditures	$365,873

Plus minority partners’ share of consolidated spending	90,113
Less Aimco’s share of unconsolidated spending	(12,104)

Total Spending per Consolidated Statement of Cash Flows	$443,882

Supplemental Schedule 10
Summary of 2005 Redevelopment Activity
As of December 31, 2005
(in millions, except unit data)
(values are not adjusted for Aimco’s ownership unless indicated)
(unaudited)

				Cost in Millions					Redevelopment Timeline				Number of Units
				Total
				Expected	Inception to	Year to	Year to
			Number	Spend at	Date Spend at	Date Spend	Date Spend	Expected		Construction	Construction				Out of
Property (2)	City, State	Ownership %	of Units	100%	100%	at 100%	at AIV%	NOI Yield	Acquisition	Start	Complete	Stabilization	Completed	Leased (1)	Service

Redevelopment — Major Project Detail

Flamingo South Beach	Miami Beach, FL	99.1%	1,688	$288.8	$288.8	$8.2	$7.1	6%	Q3 1997	Q3 1997	Q1 2004	Q3 2005	1,688	1,601	—
Belmont Place	Marietta, GA	63.1%	326	31.3	31.3	10.3	6.5	9%	Q2 1998	Q4 2003	Q3 2005	Q3 2005	326	289	—

		Subtotal	2,014	$320.1	$320.1	$18.5	$13.6						2,014	1,890	—

Redevelopment — Other Projects

Conventional		35 properties	15,955	$228.9	$120.5	$94.6	$79.4
Affordable / Tax Credit		22 properties	3,584	142.0	89.5	38.0	2.5
Other Redevelopment						52.4	44.8

		Subtotal	19,539	$370.9	$210.0	$185.0	$126.7

		Total	21,553	$691.0	$530.1	$203.5	$140.3

(1)	Leased units include pre-leased.

(2)	Excludes approved projects for which construction budgets and scopes are not finalized.

Supplemental Schedule 11
Apartment Unit Summary
As of December 31, 2005
(unaudited)

			Aimco's	Aimco's
	Total	Total	Effective	Average
	# Properties	# Units	# Units	Ownership %
Conventional Real Estate Portfolio:
Wholly-owned Consolidated Core Properties	162	46,670	46,670	100%
Partially-owned Consolidated Core Properties	91	31,784	23,686	75%
Partially-owned Unconsolidated Core Properties	19	4,895	1,492	30%

Sub-total Core Properties	272	83,349	71,848	86%

Wholly-owned Consolidated Non-Core Properties	129	36,358	36,358	100%
Partially-owned Consolidated Non-Core Properties	99	26,306	13,181	50%
Partially-owned Unconsolidated Non-Core Properties	26	5,600	1,938	35%

Sub-total Non-Core Properties	254	68,264	51,477	75%

Total	526	151,613	123,325	81%

Aimco Capital Real Estate Portfolio:
Wholly-owned Consolidated Properties	70	8,900	8,900	100%
Partially-owned Consolidated Properties	68	8,530	3,277	38%
Partially-owned Unconsolidated Properties	219	24,774	4,525	18%

Total	357	42,204	16,702	40%

Total Owned Real Estate Portfolio:
Wholly-owned Consolidated Properties	361	91,928	91,928	100%
Partially-owned Consolidated Properties	258	66,620	40,144	60%
Partially-owned Unconsolidated Properties	264	35,269	7,955	23%

Total	883	193,817	140,027	72%

Management Contracts:
Property Managed for Third Parties	52	5,246
Asset-managed	435	41,421

Total	487	46,667

Total Portfolio	1,370	240,484

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Consolidated properties owned less than one year as of the beginning of the most recent quarter.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income as determined in accordance with GAAP.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending. CI expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Schedule 9 for further detail. CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF is net operating income from real estate minus CR spending. FCF also includes cash flows generated from the investment management business, interest income, general and administrative expenses, provision for or recovery of losses on notes receivable and other expenses (income), net incurred by Aimco. FCF measures profitability of operations and is prior to the cost of capital.
Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts.
Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)
OTHER PROPERTIES: Properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.